As filed with the Securities and Exchange Commission on March 28, 2011

Registration Statement No. 333-151986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

on Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	Not required
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

+353 1 6699020

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John F. Thero

President

Amarin Corporation plc

c/o Amarin Pharma, Inc.

Mystic Packer Building

12 Roosevelt Avenue

Mystic, CT 06355

(860) 572-4979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael H. Bison, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (Registration No. 333-151986) is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registrant is not registering additional securities.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 to Form F-3 on Form S-3 relates to the Registration Statement (Registration No. 333-151986) (the “Registration Statement”) of Amarin Corporation plc (the “Company”).

Pursuant to the Registration Statement, the Company registered the resale of 13,043,479 of the Company’s ordinary shares (the “Shares”) from time to time by the selling shareholders named in the Registration Statement. As the Shares have been subsequently registered for resale pursuant to the Company’s Registration Statement on Form F-1, as amended by Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (Registration No. 333-163704), the Company is filing this Post-Effective Amendment No. 1 to Form F-3 on Form S-3 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof.

In accordance with the Company’s undertaking in Part II, Item 10 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to Form F-3 on Form S-3 to deregister all of the Shares remaining unsold under the Registration Statement and such Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form F-3 on Form S-3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on March 28, 2011.

AMARIN CORPORATION PLC

By:	/s/ JOHN F. THERO
John F. Thero
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN F. THERO John F. Thero	President (Principal Financial Officer)	March 28, 2011

/s/ JOSEPH S. ZAKRZEWSKI Joseph S. Zakrzewski	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2011

/s/ FREDERICK AHLHOLM Frederick Ahlholm, CPA	Vice President Finance (Principal Accounting Officer)	March 28, 2011

/s/ JOSEPH ANDERSON Joseph Anderson, Ph.D.	Director	March 28, 2011

/s/ JAMES I. HEALY James I. Healy, M.D., Ph.D.	Director	March 28, 2011

/s/ MANUS ROGAN Manus Rogan, Ph.D.	Director	March 28, 2011

/s/ CARL GORDON Carl Gordon, Ph.D., CFA	Director	March 28, 2011

/s/ LARS EKMAN Lars Ekman	Director	March 28, 2011

/s/ JAN VAN HEEK Jan van Heek	Director	March 28, 2011

/s/ KRISTINE PETERSON Kristine Peterson	Director	March 28, 2011

/s/ JOHN F. THERO John F. Thero	Authorized Representative in the U.S.	March 28, 2011